Exhibit 99.1

 INDEPENDENT BANKCORPORATION2021 Annual Shareholders Meeting April 20, 2021

 Cautionary note regarding forward-looking statements  This presentation contains forward-looking statements about Independent Bank Corporation. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are based on the information available to, and assumptions and estimates made by, management as of the date hereof. These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of Independent Bank Corporation. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated. The COVID-19 pandemic is adversely affecting Independent Bank Corporation, its customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on its business, financial position, results of operations, liquidity, and prospects is uncertain. Continued deterioration in general business and economic conditions or turbulence in domestic or global financial markets could adversely affect Independent Bank Corporation’s revenues and the values of its assets and liabilities, reduce the availability of funding from certain financial institutions, lead to a tightening of credit, and increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices could affect Independent Bank Corporation in substantial and unpredictable ways. Independent Bank Corporation’s results could also be adversely affected by changes in interest rates; further increases in unemployment rates; deterioration in the credit quality of its loan portfolios or in the value of the collateral securing those loans; deterioration in the value of its investment securities; legal and regulatory developments; litigation; increased competition from both banks and non-banks; changes in the level of tariffs and other trade policies of the United States and its global trading partners; changes in customer behavior and preferences; breaches in data security; failures to safeguard personal information; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; and management’s ability to effectively manage credit risk, market risk, operational risk, compliance risk, strategic risk, interest rate risk, liquidity risk and reputation risk. Certain risks and important factors that could affect Independent Bank Corporation's future results are identified in its Annual Report on Form 10-K for the year ended December 31, 2020 and other reports filed with the SEC, including among other things under the heading “Risk Factors” in such Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and Independent Bank Corporation undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.  2

 Today’s Agenda  Welcome and Call to Order – IBC ChairmanVoting upon matters listed in the Company’s 2021 Proxy Statement – IBC ChairmanBusiness Update by IBC President & CEOQuestion and answer session – IBC President & CEO and IBC EVP & CFOAdjournment  3

 Independent Bank Corporation Board of Directors  4

IBC Executive Management Team

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William B. "Brad" Kessel
President, CEO & Director

- CEO of IBC and Independent Bank since 2013
- Joined Independent Bank in 1994
- Began career with Crowe Chizek and Company



Gavin Mohr
EVP & CFO

- Joined Independent Bank in 2020 as EVP and Chief Financial Officer
- Previously SVP, Chief Financial Officer of STAR Financial Corporation
- 15 years of experience in financial management



Stefanie M. Kimball
EVP & Chief Risk Officer

- EVP and Chief Risk Officer since 2012
- Joined the Company in April 2007 as EVP – Commercial
- Previous experience with Comerica for 25 years



Joel F. Rahn
EVP – Commercial Banking

- Joined Independent Bank in 2018 as Senior Vice President Commercial Banking
- 30 years experience in Commercial Banking
- Previously Regional President of West Michigan at Chemical Bank



Larry R. "Russ" Daniel Jr.
EVP – Retail Banking

- Responsible for Retail Banking, Deposit Ops,
  as well as digital
  banking strategy
- Joined Independent Bank over 19 years ago
- Previous experience in commercial and retail bank management



Patrick J. Ervin
EVP – Mortgage Banking

- Joined Independent Bank in 2016 as Senior Vice President Mortgage Banking
- 25 years experience in the mortgage area
- Previous experience with Talmer Bank, TCF Bank and Standard Federal Bank

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 2021 Annual Meeting of Shareholders  Secretary for the meeting (Gavin A. Mohr)Record date: February 19, 2021Approximate distribution date of Proxy Statement: March 8, 2021Shares entitled to vote: 21,891,206Determination of quorumVoting on proposals  6

 Proposal #1 - Election of Directors  7  Christina L. Keller  Ronia F. Kruse  Michael M. Magee, Jr.   Matthew J. Missad

 Proposal #2 - Ratification of Appointment of Independent Auditors  Crowe LLP has served as IBC’s independent registered public accounting firm since 2005.Crowe LLP was founded in 1942 and is one of the 10 largest accounting and consulting firms in the U.S.IBC is served primarily by Crowe’s Grand Rapids, Michigan and South Bend, Indiana offices.  8

 Proposal #3 - Advisory Vote on Executive Compensation  The Board has solicited a non-binding advisory vote from our shareholders to approve the compensation of our executives as described in our proxy materials.  9

 Proposal #4 – Approval of the Independent Bank Corporation 2021 Long-Term Incentive Plan   The purpose of the plan is to promote the long term success of the Company for the benefit of shareholders by aligning the personal interest of participants with those of its shareholders.The Plan will replace the existing Long-Term Incentive Plan previously approved by shareholders. The Plan provides for the grant of a variety of equity- based awards described in the proxy. Maximum number of shares available for issue is 650,000.Plan termination date of April 20, 2031.  10

 INDEPENDENT BANK CORPORTATION 2021 Annual Shareholders Meeting  Business Update Brad Kessel, President & CEO

COVID-19 Response – To Communities, Customers, and Our Associates

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- When it became apparent that the threat from the Coronavirus (COVID-19) could pose a threat to our people, our business, and our customers we activated our Business Continuity and Crisis Communication Core Teams to take early and decisive action.

- Our Team developed the IB Safe Work Playbook to protect the health and well being of customers and our associates.

- Approximately 40% of our team members worked remotely through 12/31/20.

- Through these challenging times service to our customers went uninterrupted utilizing drive-thru service and lobby by appointment only during two periods when health risks were elevated state-wide.

For our Customers:

- ✓ We offered loan payment relief where needed
- ✓ Provided SBA Payroll Protection Program loans to businesses in our markets
- ✓ Followed GSE directives for moratoriums on foreclosures

For our Associates:

- ✓ Paid service bonuses to our "front-line" associates
- ✓ Made adjustments to our paid time off policies
- ✓ Implemented extensive health and safety protocols throughout our facilities

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 2020 ESG Highlights  Enhanced wellness program resulting in 250% increase in participation in 2020Bank wide training for Diversity, Equity and Inclusion in 20205th Annual Making a Difference Day with 794 team members participating in 88 volunteer projects in the communities we serve, including donations of $110,000Invested over $1.25 million in sponsorships and donations in the last two years Awarded the Financial Literacy Award for Program and Reach from the Michigan Bankers Association   13

  5  Strong Performance & Returns  14  ROA (%)  ROE (%)  Total Shareholder Return  Excluding the impact of the $5.96 million remeasurement of net deferred tax assets in 2017, diluted EPS was $1.22; net income is $26.440 million, ROA is 1.00%; and ROE is 10.10%.  (1)  (1)

 Track Record of Consistent Growth & Profitability  15  2020 net income and diluted EPS increased 20.9% and 26.5%, respectively, compared to 2019.2020 dividends increased 11.1% over 2019.Continued improvements in ROAA and ROAE.2020 mortgage loan originations topped $1.8 billion!  Excluding the impact of the $5.96 million remeasurement of net deferred tax assets in 2017, diluted EPS was $1.22; net income is $26.440 million, ROA is 1.00%; and ROE is 10.10%.          For the Year Ended December 31,             ($M except per share data)    2016  2017  2018  2019  2020  CAGR  Total Assets     $2,549   $2,789   $3,353   $3,565   $4,204   10.5%  Gross Loans     $1,644   $2,058   $2,669   $2,795   $2,826   11.4%  Deposits     $2,226   $2,401   $2,913   $3,037   $3,637   10.3%  Net Income(1)     $22.77   $20.48   $39.84   $46.44   $56.15   19.8%  Return on Average Assets(1)    0.92%  0.77%  1.27%  1.35%  1.43%      Return on Average Equity(1)     9.2%  7.8%  12.4%  13.6%  15.7%     Diluted EPS(1)     $1.05   $0.95   $1.68   $2.00   $2.53   19.2%   TBV/Share       $ 11.62    $ 12.34    $ 12.90    $ 14.08    $ 16.33   7.0%  Dividends Paid per Share    $0.34   $0.42   $0.60   $0.72   $0.80   18.7%

  6  2020 Full Year Financial Highlights  Income StatementNet income of $56.2 million or $2.53 per diluted share equaling a 20.9% and 26.5% increases in net income and diluted earnings per share (EPS), respectively, in 2020 compared to 2019. Net interest income of $123.6 million, up $1.0 million from 2019.Net gains on mortgage loans of $62.6 million (up 213.1% over 2019) and total mortgage loan origination volume of $1.8 billion.$12.5 million loan loss provision expense in 2020 versus $0.8 million in 2019. Balance Sheet/CapitalTotal assets grew to $4.20 billion at 12/31/20, up $639.3 million, or 17.9%, from 2019. Total portfolio loans grew to $2.73 billion at 12/31/20, up 0.3% from 2019. Securities available for sale grew to $1.07 billion at 12/31/20, up $553.8 million from 2019.Deposits grew to $3.64 billion at 12/31/20, up $600.6 million, or 19.8%, from 2019. Repurchased 708,956 shares at an average cost of $20.07 per share during 2020.TBV per share increased to $16.33 at 12/31/20, or 16.0%, from $14.08 at 12/31/19.Tangible common equity/assets was 8.56%, in targeted range of 8.50% to 9.00%.  16

Strategic Initiatives

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Growth

- Serve consumers and businesses in our markets in an inclusive way with straight forward marketing and outreach efforts and **fostering relationships and strong customer engagement.**
- **Improve net interest income** via balanced loan growth, disciplined risk adjusted loan pricing and active management of deposit pricing.
- Add new customers and grow revenue through **outbound calling**.
- Add new customers and grow revenue through the **addition of new talented sales professionals** in our existing markets.
- **Supplement our organic growth initiatives** via **selective and opportunistic bank acquisitions** and branch acquisitions.

Process Improvement & Cost Controls

- Enhance process improvement expertise, enabling all business lines and departments to **streamline/automate operating processes and workflows.**
- **Successfully complete 2021 core conversion**, capitalizing upon opportunity to streamline and improve bank processes.
- **Leverage virtual capabilities** to make more effective meetings, training and customer engagement.
- **Optimize branch delivery channel** including assessing existing locations, new locations, service hours, staffing, & workflow and leveraging our existing technology.
- **Expand Digital Branch** services.
- Build/enhance dashboard reporting and business intelligence.

Talent Management

- Create and maintain an **engaged workforce through a culture and environment that promotes diversity, equity, inclusion** and professional development.
- **Empower and support** our team members to serve our customers.
- Demonstrate that we are committed to the **well-being of our team** members who ensure our success. This entails recognizing and rewarding contributions, **developing new talent via internships, providing coaching and development,** and planning for succession and new opportunities.

Risk Management

- Produce **strong and consistent** earnings and capital levels.
- **Maintain good credit quality** aided by strong proactive asset quality monitoring and problem resolution.
- Practice **sound risk management** with effective reporting to include fair banking and scenario planning.
- **Actively manage** and monitor liquidity and interest rate risk.
- Promote **strong, independent & collaborative** risk management, utilizing three layers of defense (business unit, risk management and internal audit).
- Ensure **effective** operational controls with special emphasis on cyber security, fraud prevention, core system conversion and regulatory compliance.
- Maintain **effective relationships** with regulators & other outside oversight parties.

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 INDEPENDENT BANK CORPORTATION 2021 Annual Shareholders Meeting  Question and Answer Session Brad Kessel, President & CEOGavin A. Mohr, Chief Financial Officer

Independent Bank Corporation
2021 Annual Shareholders Meeting
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Voting Results

- Shares entitled to vote: 21,891,206
- Proposal #1 – Election of Directors
- Proposal #2 – Ratification of Auditors
- Proposal #3 – Advisory (Non-Binding) Vote on Executive Compensation
- Proposal #4 – Vote upon the Independent Bank Corporation 2021 Long-Term Incentive Plan

Member FDIC
Be Independent

Independent Bank Corporation2021 Annual Shareholders Meeting  Closing RemarksThank you for attending!NASDAQ: IBCP  20